As filed with the Securities and Exchange Commission on March 10, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	45-5379027
(State of Incorporation)	(I.R.S. Employer Identification No.)

310 Seven Springs Way,	37027
Suite 500
Brentwood, Tennessee

(Address of Principal Executive Offices)	(Zip Code)

Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan
(Full title of the plan)

Denise McWatters
Executive Vice President, General Counsel and Corporate Secretary
Delek Logistics Partners, LP
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(Name and address of agent for service)

(615) 771-6701
(Telephone number, including area code, of agent for service)

Copies to:
Stephen C. Hinton
Bradley Arant Boult Cummings LLP
1221 Broadway, Suite 2400
Nashville, Tennessee 37203
(615) 244-2582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Delek Logistics Partners, LP (the “Partnership”) previously filed with the Securities and Exchange Commission (the “SEC”) (A) registration Statement on Form S-8 on December 4, 2012 (Registration No. 333-185264) (the “Initial Registration Statement”) registering an aggregate of 612,207 Common Units and (B) a Registration Statement on Form S-8 on June 10, 2021 (Registration No. 333-256954) (the “First Amendment Registration Statement,” and together with the Initial Registration Statement, the “Prior Registration Statement”) adding 300,000 Common Units to the number of Common Units available for issuance under the Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”).

On February 17, 2025, the board of directors of Delek Logistics GP, LLC ,the general partner of the Partnership approved an amendment to the Plan that increased the number of Common Units available for issuance under the Plan by 1,000,000 Common Units. This Registration Statement is being filed to register these additional 1,000,000 Common Units.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the SEC and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference in this Registration Statement the documents listed below, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (“Annual Report”);

•all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024; and

•the disclosures set forth under the caption “Description of Securities” in the Partnership’s Registration Statement on Form S-3 (File No. 333- 284220), filed with the SEC on January 10, 2025, and any other amendment or report filed for the purpose of updating such description, including the Description of Common Units set forth in Exhibit 4.1 to the Annual Report.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5.1 *	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.

10.1
Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan (incorporated by reference to the Exhibit 10.1 to the Partnership’s Registration Statement on Form S-8 (registration No. 333-256954) filed on June 10, 2021).

10.2 *	First Amendment to the Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan.

23.1 *	Consent of Ernst & Young LLP.

23.2 *	Consent of Weaver and Tidwell, L.L.P.

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

107 *	Filing Fee Table.

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, State of Tennessee, on March 10, 2025.

DELEK LOGISTICS PARTNERS, LP

By and through its general partner, Delek Logistics GP, LLC

By: /s/ Mark Hobbs
Name: Mark Hobbs
Title: Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avigal Soreq and Mark Hobbs, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 with any completions, additions, deletions or other changes that Messrs. Soreq and Hobbs shall deem necessary, appropriate or advisable, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avigal Soreq	President, Chief Executive Officer and Director	March 10, 2025
Avigal Soreq	(Principal Executive Officer)

/s/ Mark Hobbs	Executive Vice President and Chief Financial Officer	March 10, 2025
Mark Hobbs	(Principal Financial Officer)

/s/ Robert Wright	Senior Vice President and Deputy Chief Financial Officer	March 10, 2025
Robert Wright	(Principal Accounting Officer)

/s/ Ezra Uzi Yemin	Chairman of the Board of Directors	March 10, 2025
Ezra Uzi Yemin

/s/ Reuven Spiegel	Executive Vice President, DKL and Director	March 10, 2025
Reuven Spiegel

/s/ Sherri A. Brillon	Director	March 10, 2025
Sherri A. Brillon

/s/ Charles J. Brown, III	Director	March 10, 2025
Charles J. Brown, III

/s/ Eric D. Gadd	Director	March 10, 2025
Eric D. Gadd

/s/ Frederec Charles Green	Director	March 10, 2025
Frederec Charles Green

/s/ Ron W. Haddock	Director	March 10, 2025
Ron W. Haddock

/s/ Gennifer F. Kelly	Director	March 10, 2025
Gennifer F. Kelly